EXHIBIT 10.1
                                                                    ------------

                               HARSCO CORPORATION

              Deferred Compensation Plan For Non-Employee Directors
                 (As Amended and Restated as of January 1, 2005)

            Harsco Corporation (the "Corporation") hereby adopts this Deferred Compensation Plan for Non-Employee Directors (the "Plan") pursuant to which eligible members of its Board of Directors may elect to defer receipt of all or any portion of the compensation payable to them for services rendered to the Corporation as Directors.

            1. Eligible Directors. The Directors of the Corporation eligible to make deferral elections under this Plan shall be those Directors who are not actively employed officers or employees of the Corporation or of any of its subsidiaries or affiliates (hereinafter referred to individually as a "Non-Employee Director" and collectively as the "Non-Employee Directors," which includes such a person participating in the Plan after ceasing to be a Director of the Corporation).

            2. Deferrable Compensation. A Non-Employee Director may elect to defer receipt of all, any part or none of the aggregate compensation payable by the Corporation for services rendered as a Director, including the annual base retainer, Committee Chairman annual retainer increment, attendance fees for board and committee meetings, and other fees for special services (in the aggregate, the "Director's Fees").

            3. Election To Defer. A Non-Employee Director who desires to defer receipt of all or a portion of his Director's Fees in any calendar year shall so notify the Corporation's Pension Committee in writing before the first day of the calendar year, specifying on a form supplied by the Committee (a) the dollar amount or percentage of the Director's Fees to be deferred, (b) the deferral period, (c) the form of payment, and (d) the notional investment direction; provided, however, that an election may be filed providing for deferral of Director's Fees payable for services from April 1 through December 31, 2005 not later than March 15, 2005. . A newly-appointed Non-Employee Director shall be eligible to defer payment of future Director's Fees (i.e., payable for services performed after the filing of the election) by so notifying the Pension Committee on the appropriate form at any time not later than 30 days of his appointment to the Board of Directors. The elections made pursuant to this Paragraph shall be irrevocable with respect to those Director's Fees to which such elections pertain and shall also apply to Director's Fees payable in subsequent calendar years unless the Non-Employee Director notifies the Pension Committee in writing, before the first day of the calendar year, that different elections shall apply with respect to Director's Fees payable during such calendar year. Such new elections shall likewise continue in effect and apply to subsequent calendar years until similarly changed.

            4. Non-Deferred Compensation. Any Director's Fees not deferred under this Plan shall be paid in accordance with normal Corporation policy.

            5. Deferred Compensation Accounts And Notional Investment
Directions.

                        (a) Accounts: At the time a Non-Employee Director elects to defer the receipt of compensation pursuant to Paragraph 3 above, he shall also direct the amount of the deferral to be notionally invested in an Interest-Bearing Account and the amount to be notionally invested in a Harsco Stock Account. Pursuant to such investment direction, the deferral amounts shall be credited to the appropriate accounts as set forth below:

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                                    (i) INTEREST-BEARING ACCOUNT: To the extent
that a Non-Employee Director elects a notional investment in an Interest-Bearing Account, the Corporation shall credit an Interest-Bearing Account established in his name with the amount of the deferred Director's Fees to be so invested. This credit shall occur on a quarterly basis, as of each February 15, May 15, August 15 and November 15 for fees earned during the quarterly period ending on the day immediately preceding such crediting date.

                                    (ii) HARSCO STOCK ACCOUNT: To the extent
that a Non-Employee Director elects a notional investment in a Harsco Stock Account, the Corporation shall credit a Harsco Stock Account established in his name with units (including fractions), the number of which shall be obtained by dividing the amount of the deferred Director's Fees for that period to be so invested, by the Fair Market Value of the Corporation's common stock on the day immediately preceding the date such credit is to be made to the Account (i.e. February 14 for the February 15 credit date). This credit shall occur on a quarterly basis, as of each February 15, May 15, August 15 and November 15, for fees earned during the quarterly period ending on the day immediately preceding such crediting date. These units, thus calculated, are hereinafter referred to as "Stock Equivalents." For purposes of the Plan, Fair Market Value of a share of the Corporation's common stock on any date shall be equal to the mean between the high and low prices at which such shares were traded (on a consolidated basis) on the New York Stock Exchange ("NYSE") on such date, or, if no sales were quoted on such date, on the most recent preceding date on which sales were quoted. In the event of any change in the common stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or a rights offering to purchase common stock at a price substantially below Fair Market Value, or of any similar change affecting the common stock, the value and attributes of each Stock Equivalent shall be appropriately adjusted consistent with such change to the same extent as if such Stock Equivalents were issued and outstanding shares of common stock of the Corporation.

            (b) Earnings: The Corporation shall credit earnings to each account as follows:

                        (i) INTEREST-BEARING ACCOUNT: As of each February 15, May 15, August 15 and November 15, the Corporation shall credit as earnings to each Interest-Bearing Account established on behalf of a Non-Employee Director an amount equal to the Five Year U.S. Treasury Note Percentage Rate multiplied by the average daily balance in such Interest-Bearing Account during such quarter. Such Five Year U.S. Treasury Note Percentage Rate shall be equal to one twelfth (1/12) of the yield on U.S. Treasury Notes having a maturity date five
(5) years hence as listed in The Wall Street Journal or any successor publication, as of market closing on the business day immediately preceding the day such credits are to be made (i.e., February 14 for the interest credit on February 15).

                        (ii) HARSCO STOCK ACCOUNT: As of each quarterly dividend payment date, the Corporation shall credit as earnings to each Harsco Stock Account an amount equal to the cash dividends payable on such date with respect to that number of shares (including fractional shares) of its common stock equal to the number of Stock Equivalents credited to the Harsco Stock Account on the relevant dividend record date. The amount so credited shall then be converted into additional Stock Equivalents in the manner described earlier using the dividend payment date as the valuation date.

            (c) Account Transfers: A Non-Employee Director may transfer all or part of the amount in one account to the other account by irrevocable written notice to the Corporation's Pension Committee. Any such transfer will be effective upon the date that the Corporation receives the

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written notice, and the value of the Harsco Stock Account for purposes of the transfer shall be calculated using the Fair Market Value on the date of the transfer. No Non-Employee Director may make a transfer between accounts within six months of any previous opposite way transfer by such Director or within six months of any other transaction in Corporation stock that could cause liability under Section 16(b) of the Securities Exchange Act of 1934, and any notice of transfer in contravention of this provision will be void.

            6. Deferral Period. At the time a Non-Employee Director elects to defer the receipt of compensation pursuant to Paragraph 3 above, he shall indicate the deferral period applicable to such deferred compensation by specifying the year (the "Payment Year") in which the deferred amounts are to be paid in a lump sum or in which installment payments shall commence; provided, however, that in no event shall the Payment Year be later than the year following the year in which the Non-Employee Director will attain age 72. A Payment Year may be specified as the year following termination of service of the Non-Employee Director. Deferrals under the Plan in different years may have different specified Payment Years.

            7. Form Of Payment Of Deferred Compensation. Initial payments made under the Plan shall be based upon the aggregate balance in a Non-Employee Director's account(s) determined on the first business day of the Payment Year. The balance in the Non-Employee Director's Interest-Bearing Account shall be the dollar amount credited to such account as of the first business day of the Payment Year. The balance in the Non-Employee Director's Stock Account shall be the dollar amount determined by multiplying the Stock Equivalents credited to such account on the first business day of the Payment Year by the Fair Market Value of a share of common stock of the Corporation on such date. The aggregate balance as thus determined shall be paid to him in cash either in a lump sum within 30 days following the first business day of the Payment Year or in up to ten (10) annual installments commencing with the Payment Year as specified in the election to defer made pursuant to Paragraph 3 above. If an election to receive installment payments is made, the Non-Employee Director shall receive the first installment within 30 days following the first business day of the Payment Year in an amount equal to the aggregate balance in his account(s) divided by the number of years in the installment payment period. Subsequent installments shall be computed and paid in similar fashion; provided, however, that pending distributions in the second through final years of the installment payment period, the aggregate balance in the Non-Employee Director's account(s) shall be deemed to be invested in an Interest-Bearing Account and in a Harsco Stock Account, as applicable, in the same proportion as deferred amounts under the Plan were notionally invested on the first business day of the Payment Year, and increased by earnings accordingly. Exhibit A attached hereto presents an example illustrating how such a calculation is made.

            8. Other Provisions Applicable to Deferred Amounts. .

                        (a) Unforeseeable Emergency. Other provisions of the Plan notwithstanding, if, upon the written application of a Non-Employee Director, the Board determines that he or she has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), the Board shall direct the payment to the Non-Employee Director of all or a portion of the balance of his or her account in accordance with Section 409A(a)(2)(B)(ii).

                        (b) Transition Elections During 2005. In accordance with transition rules under Code Section 409A, as specified in IRS Notice 2005-1 (particularly, Q/A 19(c) and Q/A 20 thereunder), (i) a Non-Employee Director participating in the Plan may, during 2005, file a new election changing the deferral period applicable to amounts deferred prior to the election, provided that any new deferral period so elected complies with the requirements of Paragraph 6

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above, (ii) a Non-Employee Director participating in the Plan may elect during
2005 to terminate or reduce the amount of deferrals of Director's Fees payable during the portion of the year remaining after the filing of the election, and
(iii) a Non-Employee Director may elect during 2005 to terminate participation in the Plan and receive payment of deferred amounts, without penalty, provided that such payment shall be made in 2005 and must be recognized as 2005 income for federal income tax purposes by the Non-Employee Director. Any election under Paragraph 8(b)(i) must be filed by December 31, 2005 and any election under Paragraph 8(b)(ii) must be filed by December 15, 2005. Elections under this Paragraph 8(b) may apply to all or a specified portion of the Non-Employee Director's account.

                        (c) No Other Withdrawals Permitted. Except as permitted under Paragraphs 8(a) and (b), withdrawals from a Non-Employee Director's Account at the election of the Non-Employee Director or subject to the discretion of the Corporation will not be permitted. Thus, the provisions of former Paragraph 8 of the Plan permitting withdrawals with a financial penalty are no longer effective on or after January 1, 2005.

                        (d) Redeferral. A Non-Employee Director will be permitted to elect to further defer the distribution of his or her account(s) to the extent permitted and in accordance with the requirements of Code Section 409A(a)(4)(C), including the requirement that (i) a redeferral election may not take effect until at least 12 months after such election is filed with the Corporation, (ii) an election to further defer a distribution (other than a distribution upon death or an unforeseeable emergency) must result in the first distribution subject to the election being made at least five years after the previously elected date of distribution, and (iii) any redeferral election affecting a distribution at a fixed date must be filed with the Company at least 12 months before the first scheduled payment under the previous fixed date distribution election.

                        (e) Certain Limitations on Awards to Ensure Compliance with Code Section 409A. For purposes of this Plan, references to a term or event (including any authority or right of the Corporation or a Non-Employee Director) being "permitted" under Code Section 409A mean that the term or event will not cause the Non-Employee Director to be liable for payment of interest or a tax penalty under Code Section 409A in connection with any amount deferred under the Plan. Other provisions of the Plan notwithstanding, the terms applicable to any amount deferred hereunder, including any authority of the Corporation and rights of the Non-Employee Director with respect to such deferred amount, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Corporation shall have no authority to accelerate distributions hereunder in excess of the authority permitted under Code Section 409A, and any distribution subject to Code Section 409A(a)(2)(A)(i) (separation from service) to a "key employee" as defined under Code Section 409A(a)(2)(B)(i) shall not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i).

            9. Change In Control.

                        (a) In the event of a "Change in Control" of the Corporation accompanied or followed by a Non-Employee Director's cessation of service to the Corporation as a Director, all amounts credited to the account(s) of the Non-Employee Director under the Plan shall be immediately due and payable to the Non-Employee Director in a single lump sum notwithstanding the deferral period and form of payment specified pursuant to Paragraphs 3 and 6 above. In addition, if so elected by the Non-Employee Director in accordance with Paragraph 6 or 8(b), upon a Change in Control after termination of his or her service to the Corporation as a

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Director but prior to the full distribution of his or her account(s), if the
Change in Control constitutes a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation, within the meaning of Code Section 409A(a)(2)(A)(v), all amounts credited to the account(s) of the Non-Employee Director under the Plan shall be immediately due and payable to the Non-Employee Director in a single lump sum notwithstanding the deferral period and form of payment specified pursuant to Paragraphs 3 and 6 above.

                        (b) For purposes of this Plan, a "Change in Control" shall have occurred if:

                                    (i) STOCK ACQUISITION. Any "person" (as such
term is used in Section 13(d) and 14(d) (2) of the Exchange Act), other than the Corporation or a corporation a majority of whose outstanding stock entitled to vote is owned, directly or indirectly, by the Corporation, is or becomes, other than by purchase from the Corporation or such a corporation, the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding voting securities. Such a Change in Control shall be deemed to have occurred on the first to occur of the business day immediately preceding the date securities are first purchased by a tender or exchange offer, or the date on which the Corporation first learns of the acquisition of 20% of such securities, or the earlier of the business day immediately preceding the effective date of an agreement for the merger, consolidation or other reorganization of the Corporation or the date of approval thereof by the stockholder of the Corporation, as the case may be.

                                    (ii) CHANGE IN BOARD. During any period of
two consecutive years, individuals who at the beginning of such period were members of the Board of Directors, and any new director whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors. Such a Change in Control shall be deemed to have occurred on the date upon which the requisite majority of directors fails to be elected by the stockholders of the Corporation.

                                    (iii) OTHER EVENTS. There occurs a change in
control of the Corporation of a nature that would be required to be reported as such in response to Item 1(a) of the Current Report on Form 8-K pursuant to
Section 13 of 15(d) of the Exchange Act, or any successor provision to such Item relating to a "change in control," or in any other filings under the Exchange Act.

            10. Designation Of Beneficiary. If a Non-Employee Director dies prior to receiving the entire balance of his account(s) under the Plan, any balance remaining in his account(s) shall be paid in a lump sum as soon as practicable to the Non-Employee Director's designated beneficiary or, if the Non-Employee Director has not designated a beneficiary or the designated beneficiary is dead, then to his estate. Any designation of a beneficiary may be revoked or modified at any time by the Non-Employee Director, except that no designation shall be recognized as valid unless properly filed with the Pension Committee during the lifetime of the Non-Employee Director while he is legally competent.

            11. Withholding Of Taxes. The rights of a Non-Employee Director to payments or credits under this Plan shall be subject to the Corporation's obligations, if any, to withhold income or other taxes from such payments.

            12. Status Of Plan. This Plan is a nonqualified deferred compensation plan covering no employees of the Corporation. As such, the Plan is exempt from the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Corporation intends that the Plan shall at all times be maintained on an unfunded basis for federal income tax purposes. Hence, all payments from this Plan shall be made from the general assets of the Corporation. This Plan shall not require the Corporation to set aside, segregate, earmark, pay into a trust or special account or otherwise restrict the use of its assets in the operation of its business. A Non-Employee Director (or, if applicable, his designated beneficiary) shall have no greater right or status than as an unsecured general creditor of the Corporation with respect to any amounts owed hereunder.

            13. Rights Nonassignable. All payments to persons entitled to benefits hereunder shall be made to such persons and shall not be grantable, transferable or otherwise assignable in anticipation of payment thereof, in whole or in part, by the voluntary or involuntary acts of any such persons or by operation of law subject to garnishment, execution, attachment or any other similar legal process of creditors of such persons.

            14. Administration. Full power and authority to construe, interpret and administer this Plan shall be vested in the Corporation's Pension Committee. The Pension Committee shall have full power and authority to make each determination provided for in this Plan. All determinations made by the Pension Committee shall be conclusive and binding upon the Corporation and any other party claiming rights hereunder.

            15. Termination. The Board of Directors may, in its discretion, terminate this Plan at any time. Upon termination of the Plan, benefits shall be paid in accordance with the deferral elections made by the Non-Employee Director, and the Corporation shall have no right to accelerate any payment under the Plan except to the extent (if any) permitted under Code Section 409A.
..

            16. Amendment. The Board of Directors may, in its discretion, amend this Plan from time to time. In addition, the Pension Committee may from time to time amend this Plan to make such administrative changes as it may deem necessary or desirable. No such amendment shall divest any Non-Employee Director (or person claiming through him) of any rights to amounts previously credited to his accounts hereunder.

            17. Incompetency. If a person to receive payment hereunder is deemed by the Pension Committee or is adjusted to be legally incompetent, the payments shall be made to the duly appointed guardian of such incompetent, or they may be made to such person or persons who the Pension Committee believes are caring for or supporting such incompetent; and the receipt thereof by such person or persons shall constitute complete satisfaction of the Corporation's obligations under this Plan.

            18. Expenses. The expenses of administering this Plan shall be borne by the Corporation.

            19. Gender. The masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless a different meaning is plainly required by context.

            20. Governing Law. This Plan shall be construed, administered and enforced according to the laws of the Commonwealth of Pennsylvania.

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            21. Effective Date. The effective date of this Plan is January 1,
1995 and shall apply with respect to the Director's Fees payable by the Corporation in respect of services performed on or after such date.

            22. Section 16 Compliance. It is the Corporation's intent that this Plan and any credits or payments made hereunder comply with Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") and any related regulations promulgated there under, including any reporting requirements. To that end, the Corporation may, in its sole discretion, (i) substitute a payment in cash for any fees that were otherwise to be deferred under this Plan, if it deems it so appropriate or (ii) delay any payment otherwise required under the terms of the Plan until compliance with the requirements of the Exchange Act can be assured.

This amended and restated plan document is effective January 1, 2005 and executed this __th day of April, 2005.



Attest:                                          Harsco Corporation




_____________________                            _____________________
Mark Kimmel                                      Derek C.  Hathaway
[Title]                                          [Title]







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                                                                       Exhibit A

              Deferred Compensation Plan For Non-Employee Directors
                 (As Amended and Restated as of January 1, 2005)

                                     Example
                                     -------

                        This example, prepared for illustrative purposes only, describes the operation of the installment payout option set forth in Paragraph 7 of the
Plan.

            Director Green, age 62, elects to defer all of his Director Fees until the year following the year he attains age 72. During his service as a Director, Green directs 60% of his Fees to be invested in the Harsco Stock Account (HSA) and 40% to be invested in the Interest-Bearing Account (IBA). Pursuant to Green's prior direction, his accounts are to be paid out in three annual installments. If Green attains age 72 in 2004 his installment should be calculated and paid as follows:

                    1st Installment
                    ---------------

                    o WHEN PAID - Within 30 days of the first business day (assume January 2) in 2005.

                    o HOW MUCH - First installment equals one-third of the aggregate dollar value of Green's accounts as of January 2, 2005. Assume Green's HSA on January 2, 2005 is credited with 1,000 Stock Equivalents and the FMV of a share of Harsco common stock on such date is $60, thus giving his HSA a value of $60,000. Assume further, that as of January 2, 2005, Green's IBA is credited with $30,000 (representing his prior deferrals plus interest). Accordingly, Green's first installment should equal $30,000 ($90,000 aggregate account balance value divided by 3).

                    o BALANCE IN ACCOUNT AFTER 1ST INSTALLMENT - In order to continue the 60/40 proportionality going forward, the $60,000 in remaining value under the Plan should result in the HSA holding 60% of that value and the IBA holding the remaining 40%. Thus, as of January 2, 2005, the HSA is debited
333.33 shares leaving 666.66 shares (which at $60 FMV equal $40,000) and the IBA is debited $10,000, thus leaving $20,000.

                    2nd Installment
                    ---------------

                    o When paid - Within 30 days of January 2, 2006.

                    o How much - Second installment equals one-half of the aggregate dollar value of Green's accounts as of January 2, 2006. Assume that as of this date, Green's HSA was credited with 700 Stock Equivalents (666.66 from prior year plus 33.34 new units attributable to dividends in the interim) and that the FMV of a share of Harsco stock on that date was $62. Thus, Green's HSA would be worth $43,400 at January 2, 2006. Assume further that Green's IBA was worth $21,000 ($20,000 from prior year plus interim interest of $1,000). Green's second installment would thus equal $32,200 (($43,400 + $21,000)/ 2).

                    o Balance is Accounts after 2nd Installment - The same methodology would be used again to retain the 60/40 proportionality. As of January 2, 2006, the combined value of HSA and the IBA was worth $64,400, and after the payout of half this amount, the combined value was $32,200. This means that the HSA would have 60% of the total value (or $19,320) and the IBA

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should have 40% (or $12,880). Thus, the HSA should be debited 38.39 shares
(representing $24,080 or 3888.39 x $62 FMV/share) leaving 311.61 shares (or $19,320 in value). The IBA should be debited $8,120, leaving $12,880.

                    3rd and Last Installment
                    ------------------------

                    o WHEN PAID - Within 30 days of January 2, 2007.

                    o HOW MUCH - Calculate value of both HSA and IBA as of January 2, 2007 (as described above) and pay out total.